UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

MOJO VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

836 Grundy Avenue

Holbrook, New York 11741

(Address of Principal Executive Offices)(Zip Code)

(631) 750-3195

(Registrant’s telephone number, including area code)

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Merger

On May 13, 2011, Mojo Ventures, Inc., a Delaware corporation f/k/a Mojo Shopping, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Specialty Beverage and Supplement, Inc., a privately held Nevada corporation (“SBSI”) and SBSI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which SBSI merged with and into Acquisition Sub (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on May 13, 2011 and became a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the closing an aggregate of 19,552,128 shares of the Company’s common stock were issued to the holders of SBSI’s common stock in exchange for their shares of SBSI. Each of the Company, SBSI and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing descriptions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

On May 13, 2011, simultaneously with the consummation of the Merger, the Company issued 7,462,848 shares of common stock to retire certain debt in SBSI held by the holders of 9% subordinated convertible debentures. These noteholders contributed financing to SBSI and agreed to convert their debt in SBSI into the Company’s common stock.

Transfer of Mojo Shopping, LLC

On May 13, 2011, simultaneously with the consummation of the Merger, in a separate transaction, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with our former Chief Executive Officer and sole director, Ivona Janieszewski. Pursuant to the Purchase Agreement, we transferred all of our membership interests in Mojo Shopping, LLC, our wholly owned subsidiary (the “LLC”), to Ms. Janieszewski in exchange for the assumption of account payables that we owed to third party creditors in the amount of approximately $200,000, the cancellation of 80,000,000 of her shares of the Company’s common stock, and the cancellation of indebtedness owed by the Company to Ms. Janieszewski in the amount of $2,759. Also, simultaneously with the consummation of the Merger, two minority shareholders cancelled an aggregate of 8,000,000 shares of the Company’s common stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.14 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company completed the acquisition of SBSI pursuant to the Merger Agreement, under the terms of which SBSI merged with and into Acquisition Sub and the stockholders of SBSI received 19,552,128 shares of our common stock in exchange for 100% of the outstanding capital stock of SBSI.

Simultaneously with the consummation of the Merger, the Company issued 7,462,848 shares of common stock to retire certain debt in SBSI held by the holders of 9% subordinated convertible debentures. These noteholders contributed financing to SBSI and agreed to convert their debt in SBSI into the Company’s common stock.

Upon the closing of the Merger, Ms. Janieszewski resigned as President, Secretary, Chief Executive Officer and Chief Financial Officer of the Company and the sole director of the Company. Peter Scalise III was appointed as Chief Executive Officer and Chairman, Scott Ferrari was appointed President and Chief Operating Officer and Neil Rosenberg was appointed Secretary and Treasurer. Simultaneous with the closing, Peter Scalise, Scott Ferrari, Neil Rosenberg, Duncan Weir and Rich Hall were appointed as directors.

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Simultaneously with the consummation of the Merger, the Company transferred all of its membership interests in the LLC to Ms. Janieszewski in consideration for the assumption of account payables that we owed to third party creditors in the amount of approximately $200,000, the cancellation of 80,000,000 shares of the Company’s common stock held by Ms. Janieszewski and the cancellation of $2,759 of related party debt owed by the Company.

There were 113,000,000 shares of our common stock outstanding before giving effect to the stock issuances in the Merger and the cancellation of 88,000,000 shares by Ms. Janieszewski and two minority shareholders. Following these transactions, there were 52,014,976 shares outstanding, including:

Shares:	Held By:
19,552,128	SBSI Shareholders
7,462,848	SBSI Noteholders
25,000,000	Existing Mojo Shareholders

We intend to establish a stock option plan for our employees, directors and consultants. It is expected that a minimum of 6,447,872 shares will be reserved under the plan and issued in the near future.

Said shares were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) SBSI’s common stock by written consent in lieu of a meeting, and (ii) SBSI Acquisition Corp.’s common stock by written consent in lieu of a meeting. Under Nevada corporate law, SBSI’s stockholders who do not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, the Company pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

Prior to the Merger, there were no material relationships between the Company and SBSI, or any of their respective affiliates, directors or officers, or any associates of their respective affiliates, officers or directors.

The Company intends to carry on SBSI’s business as its sole line of business. The Company has relocated its executive offices to 836 Grundy Avenue, Holbrook, New York 11741 and its telephone number is (631)-750-3195.

The Merger is being accounted for as a reverse acquisition and recapitalization. SBSI is the acquirer for accounting purposes and the Company is the issuer. Accordingly, SBSI’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of SBSI is carried forward after the acquisition. Operations prior to the Merger are those of SBSI. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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•         Our ability to attract and retain management and field personnel with experience in our industry;

•         Our ability to raise capital when needed and on acceptable terms and conditions;

•         The intensity of competition; and

•         General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and oil and gas production. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

General

The Company was incorporated in the State of Delaware on August 2, 2007 under the name Mojo Shopping, Inc. for the purpose of developing, promoting, and expanding an online retail business. Prior to the Merger, the Company was in the development stage and was focused on online retailing of products such as furniture, design accessories, art, clothing, music and a variety of environmentally friendly products which are designed to appeal to the tastes of young, socially conscious professionals. The Company generated only nominal revenues in the pursuit of its business plan and lacked the financial resources to maintain operations. The Company searched for investment capital to no avail and decided to seek and investigate alternate business opportunities for its shareholders.

Acquisition Sub is a Nevada corporation and a wholly-owned subsidiary of the Company that was formed on May 3, 2011 specifically for the purpose of the Merger and has not conducted any business or acquired any property prior to the Merger.

On April 28,, 2011, the Company filed an amendment to its Certificate of Incorporation in Delaware to (i) change its name from Mojo Shopping, Inc. to Mojo Ventures, Inc. and (ii) to increase the number of its authorized shares from 100,000,000 shares to 200,000,000, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock.

The Company also effectuated a forward stock split in which each shareholder was issued 25 shares of common stock in exchange for each one share of common stock held by them. The forward split was declared effective by the Financial Industry Regulatory Authority (“FINRA”) on May 9, 2011. Immediately prior to the stock split 4,520,000 shares of the Company’s common stock was issued and outstanding and upon the effectiveness of the stock split there was 113,000,000 shares issued and outstanding.

SBSI was incorporated in the State of Nevada on April 3, 2008. SBSI’s executive offices are located at 836 Grundy Avenue, Holbrook, New York 11741. SBSI is currently engaged in the development of beverage products and vitamin supplements, such as energy drinks, sports drinks, wellness beverages, ready to drink (“RTD”) iced teas and vitamin enhanced kids drinks. SBSI is also developing vitamin and supplement lines for the sports, fitness and health industries. SBSI developed a patent pending liquid/powder dispensing cap technology (“DCT”) for the beverage and pharmaceutical industries. SBSI is also involved in full service brand development and has in-house formulator, graphics and engineering departments.

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SBSI intends to take advantage of what it believes is phenomenal growth of the energy drink market through its development of its energy product line, JOJO, including sports, wellness, kids and energy shot lines, using its new patent pending dispensing cap technology as the delivery system.

SBSI is also developing an organic iced tea line called Hamptons Own and a cutting edge sports supplement line called G.E.A.R. (Genetically Enhanced Anabolic Research) through its in-house formulator. We currently anticipate that both lines will be released in the third quarter of 2011. SBSI has recently formed a specialty products division to create products combining components of its alcoholic and non-alcoholic divisions.

From inception until 2010, SBSI developed and distributed its JOJO energy products through third party distribution channels. Revenues in 2009 were derived from the sale of distribution routes and JOJO product sales. Under SBSI’s distribution agreement, third party distributors were granted the right to act as exclusive sales agents for the delivery of SBSI’s beverages in a specified territory for an initial fee. Distributors were entitled to commissions as compensation for deliveries made by such distributor. SBSI terminated production and distribution of its JOJO product line in 2010 and issued common stock to its distributors in consideration for the termination of their distribution routes. Since such time, SBSI has not generated any revenues from product sales but has focused its business activities on the development of its dispensing cap technology.

Business Strategy

Production. SBSI has produced, through a third party manufacturer, Autronic Plastics, Inc. of Westbury, New York, single cavity molds to test the dispensing technology with production limited to samples, prototypes and small production runs. After the completion of testing, SBSI hopes to build filling and assembly machinery, 64 cavity cap molds and twenty cavity bottle molds through third party manufacturers which we believe will result initially in a production capability of 100 million units. We believe this production capability will be able to be increased as needed.

We currently estimate initial build time for the machinery to be approximately 18-22 weeks with an additional 4 weeks for installation and testing and the initial ramp up to full production to be six months. We believe that adding additional machinery for increased production will be much shorter, approximately 10 weeks. We are currently in negotiations with third party bottling and packaging firms and firms to blend product for our UpImmune and SLAM products. Such firms will fill and assemble the caps as well as produce all bottling, label and cap application, producing a complete product that is boxed and ready to be shipped. We currently anticipate shipping filled caps along with empty bottles and labels to be filled at other bottling locations for west coast and international business. Our bottle can be filled on a standard bottling line and the cap is installed with a standard sports cap where no special tooling is needed

Products. Our business plan includes the development of an array of sports beverages with unique differentiators in almost every beverage niche including, energy beverages, nutritional beverages, “energy shots” and alcoholic beverages. We also hope to develop a revolutionary method for dispensing pharmaceuticals using a patent pending infusion cap system. All products will use the patent pending dispensing cap.

Typical energy/vitamin drinks, such as vitamin water, are mixed and then bottled and may lose optimum effectiveness before reaching consumers. When the vitamins mix with water their potency may break down rapidly over time. Vitamins in soft drinks may break down at a faster rate when not refrigerated. Since the journey from production to the customer may be lengthy, vitamin values listed on the side of the can or bottle may be lower when consumed. With our cap technology, nutrients and vitamins are mixed simultaneously as the cap is twisted, leaving the end-user with a 100% concentration of vitamins.

Products in development include:

JOJO Energy. We believe that our energy product will be zero calories, great tasting, energy sustaining, non–carbonated, no crash, and 100% spring water based, using our patent pending infusion cap technology which stores energy and nutrients. We hope to have six flavors including three niche flavors: superfruit antioxidants acai berry and pomegranate, green tea extracts, and super nutrient cognizin for sport bottles with pop up straws. The ingredients in JOJO Energy retain 100% of their potency as the consumer activates the cap and infuses the formula into the spring water. We believe that many other energy drinks lose up to 95% of their potency within 2-3 weeks of their bottling or canning process.

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UP Immune, is being developed as an immune supporting product, similar to and in competition with Airborne, the immune support dietary supplement that adds an energy component without the use of caffeine. We plan to develop UP Immune in on-the-go stick packets and also in a 2 oz. shot, utilizing our dispensing cap technology. We plan to introduce UP Immune packets in July 2011 to mass retailers and food/drug chains pursuant to a broker agreement with an independent marketing group, Select Sales Marketing Group (“Select”), which will contract with third party brokers and consultants. Select will be entitled to a monthly commission of 10% of net shipments for its services. Thereafter, we intend to utilize the patent pending DCT cap to dispense the Up Immune formulation into water in a shot, with a target launch in January 2012.

PINCH is, we believe, the first all-natural and organic sweetener with 0 calories.

SLAM is, we believe, the first ready to drink alcohol shot or cocktail. SLAM will be produced in a 2 oz. PET (polyethylene terephthalate) clear bottle with a full shrink sleeve label filled with vodka, tequila, rum or other alcoholic beverages. Taping into an almost 299 billion dollar alcohol industry in 2008, according to www.morssglobalfinance.com/the-economics-of-the-global-entertainment-industy, we believe that the “SLAM” shot series has the potential to be an almost 500 million dollar product year one. We currently anticipate launching Slam in the third quarter of 2011.

Hampton’s Own iced tea, is designed to suit the needs of those who may require a lower dosage of caffeine in their daily diet, but still want to enjoy the freshness that comes from the DCT cap. We plan to develop and offer the following flavors: Lemon Iced Tea, Peach Iced Tea, Diet Peach Iced Tea, Green Tea, Lemonade Iced Tea, Raspberry Iced Tea, Coconut Water and Thai Iced Tea.

PCT (Pharmaceutical Cap Technology)

In addition, we believe we have developed a revolutionary method for dispensing pharmaceuticals using a patent pending infusion cap system. Containers can be customized and pre-filled with liquids, powders and effervescent based pharmaceuticals and liquid bases to add flavor. Each dose will be exact and precise in the pre-filled cap and will offer the convenience of being taken on the go.

This is a method of dispensing medication in a safe, efficacious manner. We anticipate its application to over the counter and prescription medications. With over 40% of the population having difficulty taking pills (according to a 2003 study published on www.ncbi.nlm.nih.gov/pmc/articles/pmc2778440), we believe our technology will provide the option of taking an easy, convenient shot, heretofore unavailable. We believe that the application of this technology in the prescription market has a billion dollar potential.

G.E.A.R. (Genetically Enhanced Anabolic Research)

We intend to develop a sports supplement line called G.E.A.R. (Genetically Enhanced Anabolic Research). Our marketing strategy for our G.E.A.R. product will focus on the use of social media, including facebook and twitter and on major bodybuilding sites. We intend to sponsor the competition circuit attending national level amateur shows and International Federal Body Building pro shows. We hope to build a dynamic on-line presence in the form of a very interactive website with an ask your favorite G.E.A.R. athlete a question forum and a team of G.E.A.R. reps from IFBB professional bodybuilders, fitness pros, bikini pros and National Physique Committee competitors.

Distribution

We plan to distribute our products, if and when developed, through a network of third party brokers who will establish distribution channels for sales to retailers.

Competition

The beverage industry is highly competitive as to pricing, packaging, new product development and marketing campaigns. If we are able to develop and commercialize our products they will compete with a wide range of beverage produced by many companies which have substantially greater financial, marketing and distribution resources than we do. We will also compete for brokers and distributors, many of which may have affiliations with competing companies and brands.

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We believe that if and when we are able to develop, market and sell these products, we will compete with the following products and additional products in the beverage market that may be developed by beverage manufacturers, many that are larger than us and have greater resources than we have: Red Bull, Monster, RockStar, Full Throttle (Coca-Cola) and AMP (Pepsi). Up Immune’s competition is currently Airborne and Emergency and our G.E.A.R. supplement line competes with many large national body building supplement manufacturers and neutriceuticals, including BSN, Muscle Pharm, Muscle Tek and VPX Sports.

Governmental Regulation

We intend to develop and market distilled spirits products in a variety of flavors, under the brand name SLAM, in 50 ml. containers. Alcohol beverages are among the most heavily regulated consumer products in the United States and there are many challenges and risks attendant to the rollout of such products. First, we must identify and source flavors allowed by United States Food and Drug Administration (“FDA”) and approved by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) (an agency within the U.S. Treasury Department) which process can take several months. SBSI has engaged a flavor company which has secured the necessary federal approvals for the majority of the flavors that we intend to use in the SLAM products during the first year of rollout. In addition, the bottler that will prepare, pack and ship the SLAM products, must have the appropriate approvals and licenses at the state level, as well as with TTB and FDA. There are very few U.S. companies with the necessary licensing to bottle distilled spirits and with suitable equipment to handle containers smaller than 375 ml. on high speed, automated bottling equipment. We have identified a suitable company that will bottle the SLAM products at high volume in 50 ml. plastic containers.

All SLAM formulations must be reviewed and approved by the TTB. This process may take from a few days to six months or more. We have submitted the SLAM formulations and current expect approval within the next 30 days. We will also need labeling approval for the SLAM products.

We must also secure approval of product labeling from the TTB prior to bottling or sales activity. The TTB label approval process involves many inherently subjective determinations, such as what is “misleading” or “obscene”. This process generally takes between 2-6 weeks, although recently, the process has been considerably longer. We retained a law firm specializing in this process which works together with bottler’s in-house compliance team to procure the necessary approvals.

If we are not able to timely secure TTB formula approvals our business plan and our ability to bring products to market will be at risk.

Intellectual Property

SBSI owns all rights, title and interest in a currently pending U.S. patent application for its dispensing cap technology. The dispensing cap has a foiled sealed 5 cc storage chamber that is self contained. Unlike other closures, it can store and dispense liquids and powders along with effervescences. Sensitive ingredients can be filled then shipped to another location for final assembly of the closure, as the storage chamber is not directly attached. The closure opens with the same motions as most other push/pull sports closures on the market today.

Another key aspect of the dispensing cap technology is combining the closure with the designed bottle into a patent pending beverage delivery system which utilizes a non removal snap design that make the assembly simpler without the over torque issues [many closures face. This concept also increases the assembly speeds at the filling lines.

The U.S. patent application entitled TAMPER-EVIDENT BOTTLE CAP HAVING A PRE-SEALED INSERTABLE STORAGE CHAMBER (serial no. 61/381,580) was filed with the U.S. Patent Office on September 10, 2010. The patent must be converted to a non-provisional application and patent cooperation treaty/international application by September 10, 2011. SBSI also has seven U.S. federal trademarks pending as follows:

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•         D.C.T. DISPENSING CAP TECHNOLOGY, serial no. 85/260,640 filed on March 8, 2011

•         SLAM INFUSINATION, serial no. 85/217,232 filed on January 13, 2011

•         P.D.T. PHARMACEUTICAL DISPENSING TECHNOLOGY, serial no. 85/260,685 filed on March 8, 2011

•         PLEASE SLAM RESPONSIBILY, serial no. 85/294,312 filed on April 13, 2011

•         SLAMBASSADORS, serial no. 85/294,283 filed on April 13, 2011

•         McFUSION, serial no. 85/301,306 filed on April 21, 2011

•         JOJO ENERGY, serial no. 77/437,086 filed on April 1, 2008

Graphic Gorilla

Graphic Gorilla LLC (“Graphic Gorilla”), our wholly-owned subsidiary, is our in-house graphics department which SBSI acquired in March 2011 pursuant to an agreement of sale. In exchange for all of the issued and outstanding equity of Graphic Gorilla, SBSI issued 1,000,000 shares of its common stock to Graphic Gorilla. Graphic Gorilla is responsible for brand development, corporate identity and design and packaging for all of the products we are developing.

Employees

Currently, SBSI has 11 employees, all of which are full-time employees.

PROPERTIES

SBSI maintains its principal offices pursuant to a three-year lease for 10,000 square feet of office space, manufacturing and distribution facilities at 836 Grundy Avenue, Holbrook, New York 11741. The lease, which commenced November 2010, provides for monthly lease payments of $5,000, $5,833 and $6,666 in the first, second and third years of the lease, respectively, and expires November 30, 2013. We believe our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities, but we do not foresee any significant difficulties in obtaining any required additional facilities.

LEGAL PROCEEDINGS

Currently, the Company does not have any outstanding legal proceedings

RISK FACTORS

RISKS RELATED TO THE BUSINESS AND FINANCIAL CONDITION

Our auditors have expressed substantial doubt about our ability to continue as a “going concern”. Accordingly, there is significant doubt about our ability to continue as a going concern.

We have an accumulated deficit of $2,800,390 as of December 31, 2010. Our auditors have noted that we currently have limited liquidity and have not completed efforts to establish a stabilized source of revenues sufficient to cover our operating costs over an extended period of time. Management anticipates that we will need additional investment capital to fund operating expenses. A significant amount of capital will be necessary to advance the development of our products to the point at which they will become commercially viable which raises substantial doubt about our ability to continue as a going concern.

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If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our financial condition raises substantial doubt that we will be able to operate as a “going concern”, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements as of December 31, 2010. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will achieve status as a “going concern”. Our ability to achieve status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations. Our business plans may not be successful in addressing these issues. If we cannot achieve status as a “going concern”, you may lose your entire investment in our Company.

We do not have sufficient cash on hand. If we do not generate sufficient revenues from sales among other factors, we will be unable to continue our operations.

We have raised $2,612,000 in bridge loans for production needs and other expenses. We estimate that within the next 12 months we will need $1,500,000 for operations, and we do not have sufficient cash on hand to meet this requirement. We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will continue to generate enough operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We have no history of revenues from operations of our current business plan. There can be no assurance that we will ever operate profitably. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to sign customer contracts or operate on a profitable basis. As we are in the development stage, potential investors should be aware of the difficulties normally encountered in commercializing the product. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

If we are unable to obtain additional funding, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

Additional capital will be required to effectively support the operations and to otherwise implement overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

If we are unable to continue to retain the services of Messrs. Scalise and Ferrari, , or if we are unable to successfully recruit qualified managerial and company personnel having experience in the beverage and supplement industries, we may not be able to continue operations.

Our success depends to a significant extent upon the continued services of Peter Scalise III, our Chief Executive Officer, and Scott Ferrari, our President and Chief Operating Officer. The loss of the services of Messrs. Scalise or Ferrari could have a material adverse effect on our growth, revenues, and prospective business. Both of these individuals are committed to devoting substantially all of their time and energy to us through their respective employment agreements. Any of these employees could leave our company with little or no prior notice. We do not have “key person” life insurance policies covering any of our employees.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the our industry. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

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If we are unable to successfully achieve broad market acceptance of our products, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

We are dependent on the successful commercialization of our products, all of which are currently in the development stage. The market for our products and DCT technology is unproven. All of the products we plan to develop are based upon the DCT technology. The technology may not gain adequate commercial acceptance or success for our business plan to succeed.

If we cannot establish and maintain relationships with distributors, we may not be able to generate revenues.

In order to generate revenues and successfully commercialize our products once developed, we must establish and maintain relationships with distributors. A reduction, delay or cancellation of orders from one or more significant customers could significantly reduce our revenues and could damage our reputation among our then current and potential customers. We currently no not have any signed distribution agreements in effect.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

Our dependence on third-party suppliers for components of our products involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules. Any quality control problems or interruptions in supply with respect to one or more components or increases in component or delivery costs could materially adversely affect any customer relationships, revenues and profit margins that we may generate.

If we are unable to maintain brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to build and maintain brand image for our products. We have no assurance that our advertising, marketing and promotion campaigns will have the desired impact on any products that we may develop brand image and on consumer preference and demand. If and when we are able to develop and sale our products, product quality and/or ingredient content issues, efficacy or lack thereof, real or imagined, or allegations of product contamination, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products.

If we cannot effectively manage our internal growth, our business development plans may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and the effectuation of our business plan. We expect that we will need to significantly expand our operations to successfully implement our business strategy. As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase. To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base. If we fail in our efforts to manage our internal growth, our prospects and business plan may not materialize.

If we are able to develop and commercialize our products we may be unable to compete successfully against our competitors, which may have significantly more capital than we do which may result in price reductions, reduced margins and the inability to achieve market acceptance.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain patent and other proprietary-right protection for our technology and systems in the United Stated and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

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If we cannot effectively develop sales and marketing capabilities, we may not be able to commercialize our products.

We need to develop sales and marketing capabilities to support our commercialization efforts. Failure to recruit, train and retain sales personnel, or the inability of sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance amd commercialize our products.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We have outstanding promissory notes to our executive officers.

Our President and Chief Operating Officer and our Chairman and Chief Executive Officer have loaned us an aggregate of $410,000 and $1,010,000, respectively, pursuant to 10% and 15% promissory notes. Such notes mature and become due and payable on January 1, 2012. We may need to divert resources otherwise needed for our operations to repay these loans when due. If we do not have the funds to repay such loans upon their maturity we will be in default of our material obligations to repay such loans to our executive officers.

RISKS RELATED TO COMMON STOCK

Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons which will have a dilutive effect on our shareholders and on your investment, resulting in reduced ownership and in our company and decreased voting power, or may result in a change of control.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

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There is currently a limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected SBSI’s financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements, as discussed above. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of SBSI’s financial condition and results of operations are based on the audited financial statements as of December 31, 2010 and 2009, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

SBSI was incorporated in Nevada on April 3, 2008. SBSI was initially engaged in the development and sale of its JOJO energy drink. SBSI is an early stage company focused on the development, production, marketing and commercialization of beverage products and vitamin supplements based upon a patent pending dispensing cap technology which it also hopes will have application to the pharmaceutical industry. Although we did not have any sales or revenues in fiscal year ended December 31, 2010, from May 2009 to November 2009 SBSI distributed its JOJO product to more than 3,000 stores in the Long Island, New York area through a network of 20 independently owned distribution routes. SBSI’s 2009 revenues were attributable to distribution arrangements and sale of product which were terminated in the end of 2009. SBSI is headquartered in Holbrook, New York.

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Results of Operations – The three months ended March 31, 2011 compared to the three months ended March 31, 2010

Revenues

SBSI did not generate any significant revenues from product sales for the three months ended March 31, 2011 and 2010.

Total operating expenses

For the three months ended March 31, 2011 and 2010, respectively, total operating expenses were $423,578 and $171,002, respectively.

Net loss

For the three months ended March 31, 2011 and 2010, respectively, net loss was $498,391 and $177,351, respectively.

Results of Operations - The year ended December 31, 2010 compared to the year ended December 31, 2009

Revenues

SBSI was in its development stage and did not generate any revenues from product sales for the year ended December 31, 2010. Revenues of $945,458 in 2009 were attributable to route sales of $512,433 and product sales of our JOJO energy drink of $433,025.

Cost of Revenues

Due to the fact that SBSI had no revenue for the year ended December 31, 2010, SBSI had no cost of revenues during this period. For the period ended December 31, 2009, cost of revenues was $170,768

Research and development

Cost incurred for research and development are expensed as incurred. For the years ended December 31, 2010 and December 31, 2009, respectively, research and development costs incurred were $99,097 and $330,141, respectively.

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Total operating expenses

For the years ended December 31, 2010 and December 31, 2009, respectively, total operating expenses were $976,629 and $2,496,569, respectively.

Net loss

For the years ended December 31, 2010 and December 31, 2009, respectively, net loss was $1,178,126 and $1,741,014, respectively.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

Liquidity and Capital Resources

As of March 31, 2010, we had a working capital deficit of $2,193,109. As of December 31, 2010 and 2009, SBSI had a working capital deficit of approximately $1,375,415 and $568,619, respectively. We intend to use our cash for working capital needs, including without limitation the production of the UP Immune product line and research and development on the GEAR product.

To date, we have financed our operations through the issuance of equity and debt to private investors. On May 13, 2011, SBSI issued twelve-month 9% convertible subordinated debentures (“Debentures”) to accredited investors in a private placement for aggregate gross proceeds of $2,612,000. Interest on the Debentures accrued at the rate of 9% per annum and were payable in shares of SBSI. The Debentures were convertible into shares of common stock of SBSI at a conversion price of $0.35 per share and were mandatorily converted in accordance with their terms, into an aggregate of 7,462,848 shares of common stock upon the effectiveness of the Merger on May 13, 2011. The investors in the Debentures have the right to appoint a director to the board of directors. The Debentures were issued pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

In 2009 we financed operations through the sale of distribution routes and our JOJO product.

We expect significant capital expenditures during the next 12 months. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

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Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with a maturity of three months or less.

Research and Development

The Company’s policy is to expense all research and development costs incurred.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $5,000 and $163,451 as of December 31, 2010 and 2009, respectively.

Property and Equipment and Depreciation

Property and equipment is stated at cost and is depreciated using the straight line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards ASC Topic 260, “Earnings per Share”. ASC Topic 260 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

Recent Accounting Pronouncements

In January 2010, the Financial FASB issued Accounting Standard Update (“ASU”) 2010-06, “Fair Value Measurements and Disclosures,” which amends the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. The guidance is effective for annual and interim reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual and interim periods beginning after December 15, 2010. The Company adopted these amendments in the first quarter of 2010 and the adoption did not have a material impact on the disclosures of the Company’s consolidated financial statements.

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In February 2010, the FASB issued ASU 2010-09 “Subsequent Events - Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which amends FASB ASC Topic 855, Subsequent Events, so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. ASU No. 2010-09 was effective immediately and the Company adopted these new requirements in the first quarter of 2010. The adoption did not have a material impact on the disclosures of the Company’s consolidated financial statements.

DIRECTORS AND EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following persons became our executive officers and directors on May 13, 2011, upon the effectiveness of the Merger, and hold the positions set forth opposite their respective names:

Name	Age	Positions and Offices Held
Peter Scalise III	42	Chief Executive Officer, Chairman and Director
Scott Ferrari	43	President, Chief Executive Officer and Director
Neil Rosenberg	63	Secretary, Treasurer and Director
Duncan Weir	35	Director
Richard Hall	48	Director

The business address of our officers and directors is c/o Mojo Ventures, Inc., 836 Grundy Avenue, Holbrook, New York 11741.

Our directors hold office for one-year terms or until their successors have been duly elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Peter Scalise. Mr. Scalise has been the Chairman and Chief Executive Officer and a director of our company since the Merger and Chairman and Chief Executive Officer of SBSI since inception in 2008. Prior thereto, in 1995, Mr. Scalise founded and was the Chief Executive Officer of Huge Nutrition Inc. which sold the Hugh Nutrition brand of body building supplement line. Mr. Scalise sold Hugh Nutrition in 1999, and established another supplement company, Advanced Genetics where Mr. Scalise held the position of Chief Executive Officer until 2008 . Mr. Scalise’s experience in product development in the supplement and beverage industries and his day-to-day management of our company as the Chief Executive Officer led to the conclusion of our board that Mr. Scalise should serve as a member of our board.

Scott Ferrari. Mr. Ferrari has served as President and a director of our company since the Merger and has served as President of SBSI since August of 2008, and Chief Operating Officer since 2008. Mr. Ferrari oversees all aspects of sales, marketing, distribution and logistics. Mr. Ferrari was the Vice president of North Country Mortgage Bankers, a mortgage lending bank, from 2000 to 2008, where he was in charge of all aspects of retail mortgage originations at a national level. Mr. Ferrari’s experience and skill in financial matters and mortgage banking provides our board with insight into financing strategies, product sales, marketing and advertising and led to the conclusion of our board that Mr. Ferrari should serve as a member of our board.

Neil Rosenberg. Mr. Rosenberg has served as a director of our company since the Merger and as Secretary and Treasurer of SBSI since April 2008 and as a director of SBSI since April 2008. From January 2005 until March 2008, Mr. Rosenberg was a consultant and political and civic liaison for sports and entertainment projects on Long Island, New York. In 1978, Mr. Rosenberg founded and was the chief operating officer of ITTCO Sales Co., Inc. of Ronkonkoma, New York, a wholesale distributor of specialty appearance auto parts and accessories until its sale in October 2003. Mr. Rosenberg has been heavily involved in the development of the JOJO energy drink as SBSI’s Vice President of Corporate Development and as former Director of Production. Mr. Rosenberg’s involvement in SBSI’s operations together with 40 years of business, civic and community involvement and service on numerous committees and boards led to the conclusion of our board that Mr. Rosenberg should serve as a member of our Board.

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Duncan Weir. Mr. Weir has served as a director of our company since the Merger and as creative director of SBSI since 2008. Mr. Weir also serves as President/CEO of Graphic Gorilla, LLC, a design and marketing company that specializes in large format graphics and branding, which Mr. Weir founded in 2007. Graphic Gorilla was acquired by SBSI in 2011 and now also functions as our internal graphics department. Prior to founding Graphic Gorilla Mr. Weir headed sales and marketing for Medical Express Ambulance, from 2003-2007. Mr. Weir has 15 years of professional experience in the graphic arts, sales and marketing industry and is an accomplished artist. He also holds two degrees in fine arts, graphic design with an emphasis in advertising. Mr. Weir’s expertise in sales, marketing, advertising and product branding led to the conclusion of our board that Mr. Weir should serve as a member of our board.

Richard Hall. Mr. Hall has served as a director of our company since the Merger and as creative director of SBSI since May 2010. Mr. Hall currently coordinates production, shipping and pricing structure for UP Immune and SLAM products. From September 2009 to April 2010, Mr. Hall was the VP of Sales for CIS Abstract, a title insurance company, where he was responsible for selling insurance premium financing programs. Prior thereto from May 2009 to September 2009, Mr. Hall started Opened Express Beverage, Inc., a beverage route company with territories along the north shore of Long Island, with the JOJO energy drink product. From August 2008 to May 2009, Mr. Hall was VP of Sales for CIS Abstract, where dealt with the sale of title insurance to law firms and mortgage companies. From January 2008 to July 2008 Mr. Hall worked for Galaxy Coffee Service, Inc. coordinating the Regal Coffee Service customer into the Galaxy Coffee customer base. From 1987 to 2007, Mr. Hall was emplyed by Regal Marketing Associates, DBA Regal Coffee Service, a family-owned coffee, bottled water and vending service, where he was appointed President in 1999. Mr. Hall was responsible for overseeing sales, employees and overall day-to-day business operations. Regal serviced over 1000 customers in the NY metro area until its sale in January 2008. Mr. Hall’s expertise in sales and distribution in the beverage industry led to the conclusion of our board that Mr. Hall should serve as a member of our board.

There are no family relationships among our directors and executive officers.

The Board of Directors has not established an audit committee and does not have an audit committee financial expert.

Code of Ethics

The Company has not adopted a written code of ethics.

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” None of the current directors are deemed independent under any relevant exchange or SEC rules.

During the past ten years none of our officers and directors has been involved in any legal proceedings that are material to an evaluation of their ability or integrity as director or an executive officer of us, and none of them have been affiliated with any company that been involved in bankruptcy proceedings.

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Employment Agreements

SBSI is a party to a fifteen-year employment agreement, dated March 15, 2011, with Peter Scalise, which may be automatically renewed for successive one-year periods unless either party notifies the other of its desire not to renew 60 days prior to the then current term, to serve as our Chief Executive Officer and Chairman of the Board. Pursuant to this agreement Mr. Scalise is entitled to an annual base salary of $150,000, payable biweekly, with annual cost of living adjustments and interest at the rate of 10% per annum on any unpaid salary The agreement also provides for (i) an annual salary increase (but not a decrease) of $50,000 and (ii) the grant of 50,000 shares of common stock, for each $10 million (above $10 million) in product sales. Mr. Scalise is entitled to the following incentive bonuses payable 30 days after the delivery of our annual audited financials, 50% in cash and 50% in three-year (one-year in the event and upon termination of Mr. Scalise’s employment) immediately exercisable options (with a cashless exercise provision) to purchase common stock at an exercise price equal to the closing bid price on the last day of the fiscal year or, if not traded, at $0.50 per share:(a) an operational incentive bonus of 5% five percent of our adjusted gross revenues (as defined in the agreement) and (b) a profit incentive bonus of 5% five percent net pre-tax profits from operations. Mr. Scalise is also entitled to medical insurance for himself and his family as well as up to a $700 monthly car allowance and $300 unaccountable monthly expense allowance. If Mr. Scalise’s employment is terminated by us for “cause” which is defined in the agreement as dishonesty, violation of law resulting in a criminal conviction, disability which results in Mr. Scalise’s absence for 3 months in any year or a material breach of the agreement. The agreement also provides that Mr. Scalise will not, during the term of the agreement and for 12 months thereafter, solicit customers or suppliers or interfere with such relationships or solicit our employees.

SBSI is a party to a ten-year employment agreement, dated March 15, 2011, with Scott Ferrari, which may be automatically renewed for successive one-year periods unless either party notifies the other of its desire not to renew 60 days prior to the then current term, to serve as our President and Chief Operating Officer, pursuant to which Mr. Ferrari is entitled to an annual base salary of $120,000, payable biweekly, with annual cost of living adjustments and interest at the rate of 10% per annum on any unpaid salary. The agreement also provides for (i) an annual salary increase (but not a decrease) of $50,000 and (ii) the grant of 50,000 shares of common stock, for each $10 million (above $10 million) in product sales. Mr. Ferrari is entitled to the following incentive bonuses payable 30 days after the delivery of our annual audited financials, 50% in cash and 50% in three-year (one-year in the event and upon termination of Mr. Ferrari’s employment) immediately exercisable options (with a cashless exercise provision) to purchase common stock at an exercise price equal to the closing bid price on the last day of the fiscal year or, if not traded, at $0.50 per share:(a) an operational incentive bonus of 1% of our adjusted gross revenues (as defined in the agreement) and (b) a profit incentive bonus of 3% of the net pre-tax profits from operations. Mr. Ferrari is also entitled to medical insurance for himself and his family as well as up to a $500 monthly car allowance and a $200 unaccountable monthly expense allowance. If Mr. Ferrari’s employment is terminated by us for “cause” which is defined in the agreement as dishonesty, violation of law resulting in a criminal conviction, disability which results in Mr. Ferrari’s absence for 3 months in any year or a material breach of the agreement. The agreement also provides that Mr. Ferrari will not, during the term of the agreement and for 12 months thereafter, solicit customers or suppliers or interfere with such relationships or solicit our employees.

SBSI is a party to a five-year employment agreement, dated March 15, 2011, with Duncan Weir, which may be automatically renewed for successive one-year periods unless either party notifies the other of its desire not to renew 60 days prior to the then current term, to serve as Director of Graphic Design, pursuant to which Mr. Weir is entitled to an annual base salary of $75,000, payable biweekly, with annual cost of living adjustments and interest at the rate of 10% per annum on any unpaid salary. In addition, Mr. Weir was entitled to 500,000 shares of common stock upon entering into the employment agreement. The agreement also provides for (i) an annual salary increase (but not a decrease) of $20,000 and (ii) the grant of 10,000 shares of common stock, for each $10 million (above $10 million) in product sales. Mr. Weir is entitled to the following incentive bonuses payable 30 days after the delivery of our annual audited financials, 50% in cash and 50% in three-year (one-year in the event and upon termination of Mr. Weir’s employment) immediately exercisable options (with a cashless exercise provision) to purchase common stock at an exercise price equal to the closing bid price on the last day of the fiscal year or, if not traded, at $0.50 per share:(a) an operational incentive bonus of 1% of our adjusted gross revenues (as defined in the agreement) and (b) a profit incentive bonus of 3% of the net pre-tax profits from operations. If Mr. Weir’s employment is terminated by us for “cause” which is defined in the agreement as dishonesty, violation of law resulting in a criminal conviction, disability which results in Mr. Weir’s absence for 3 months in any year or a material breach of the agreement. The agreement also provides that Mr. Weir will not, during the term of the agreement and for 12 months thereafter, solicit customers or suppliers or interfere with such relationships or solicit our employees. Mr. Weir is also entitled to 10% of net profits on all non-SBSI graphic marketing business generated by Graphic Gorilla LLC.

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SBSI is a party to a one-year employment agreement, dated June 15, 2010, with Richard Hall, which may be automatically renewed for successive one-year periods unless either party notifies the other of its desire not to renew 60 days prior to the then current term, to serve as Vice President of Sales, pursuant to which Mr. Hall is entitled to an annual base salary of $75,000, payable biweekly, with annual cost of living adjustments. In addition, Mr. Hall was entitled to 2,000,000 shares of common stock upon entering into the employment agreement. The agreement also provides for (i) an annual salary increase (but not a decrease) of $20,000 and (ii) the grant of 10,000 shares of common stock, for each $10 million (above $10 million) in product sales. Mr. Hall is entitled to the following incentive bonuses payable 30 days after the delivery of our annual audited financials, 50% in cash and 50% in three-year (one-year in the event and upon termination of Mr. Hall’s employment) immediately exercisable options (with a cashless exercise provision) to purchase common stock at an exercise price equal to the closing bid price on the last day of the fiscal year or, if not traded, at $0.50 per share:(a) an operational incentive bonus of 1% of our adjusted gross revenues (as defined in the agreement) and (b) a profit incentive bonus of 1% of the net pre-tax profits from operations. Mr. Hall is also entitled to medical insurance for himself and his family. If Mr. Hall’s employment is terminated by us for “cause” which is defined in the agreement as dishonesty, violation of law resulting in a criminal conviction, disability which results in Mr. Hall’s absence for 3 months in any year or a material breach of the agreement. The agreement also provides that Mr. Hall will not, during the term of the agreement and for 12 months thereafter, solicit customers or suppliers or interfere with such relationships or solicit our employees.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
Ivona Janieszewski (1)	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Peter Scalise(2)	2010 2009	75,000 75,000	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1) Ivona Janieszewski served as our Chief Executive Officer until the Merger on May 13, 2011.

(2) Represents compensation earned as chief executive officer of SBSI. No other executive officer received annual compensation in excess of $100,000.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future.

As of December 31, 2010, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

Upon the closing of the Merger, Ivona Janieszewski resigned as the sole director and simultaneously therewith a new board of directors was appointed consisting of Messrs. Scalise, Ferrari, Hall and Rosenberg.

Compensation Committee Interlocks and Insider Participation

The Company does not currently have a compensation committee.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On May, 13, 2011, the Company transferred all of its membership interests in the LLC to Ms. Janieszewski, our former President, Secretary, Chief Executive Officer, Chief Financial Officer and a director in consideration for the cancellation of 80,000,000 shares of common stock of the Company and $2,759 of debt owed by the Company to Ms. Janieszewski. Ms. Janieszewski also assumed approximately $200,000 in accounts payable to third party creditors of the Company in the transaction. Ms. Janieszewski resigned as an officer and director upon the effectiveness of the Merger.

On December 31, 2010, SBSI issued a 10% promissory note in the principal amount of $110,000 to Scott Ferrari, our President and Chief Operating Officer and a director, evidencing a loan made to SBSI. The note matures on January 1, 2012. On December 31, 2010, SBSI issued a 15% promissory note in the principal amount of $210,000 to Peter Scalise, our Chairman and Chief Executive Officer and a director, evidencing a loan made to SBSI. The note matures on January 1, 2012.

On January 1, 2010, SBSI issued a 15% promissory note in the principal amount of $800,000 to Peter Scalise, our Chairman and Chief Executive Officer and a director, evidencing a loan made to SBSI. The note matured on January 1, 2011 and was extended until January 1, 2012 by the board on March 23, 2011.

On January 1, 2010, SBSI issued a 10% promissory note in the principal amount of $300,000 to Scott Ferrari, our President and Chief Operating Officer and a director, evidencing a loan made to SBSI. The note matured on January 1, 2011 and was extended until January 1, 2012 by the board on March 23, 2011.

On March 15, 2011 we entered into an Agreement of Sale with Graphic Gorilla and Duncan Weir, a director, pursuant to which, among other things, SBSI acquired all of the issued and outstanding equity of Graphic Gorilla, in exchange for 1,000,000 shares of common stock of SBSI. Duncan Weir is the managing member of Graphic Gorilla and its sole member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger (1) by each person or entity who is known by us to beneficially own more than 5% of our common stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of May 13, 2011.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock and the address of each of the stockholders listed below is c/o Mojo Ventures, Inc., 836 Grundy Avenue, Holbrook, New York 11741.

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NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)
Peter Scalise III	Common Stock	9,666,667	18.58%
Duncan Weir	Common Stock	1,000,000	1.92%
Richard Hall	Common Stock	333,333	*
Neil Rosenberg	Common Stock	166,667	*
Scott Ferrari	Common Stock	4,500,000	8.65%

All executive officers and directors as a group (5 persons)	Common Stock	15,666,667	30.11%

____________________

* Represents less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 13, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 52,014,976 shares issued and outstanding on May 13, 2011, and the total number of shares beneficially owned and held by each individual on May 13, 2011, plus the number of shares that such individual has the right to acquire within 60 days of such date.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. Prior to the Merger, there were 1,000,000 shares of common stock issued and outstanding. On April 27, 2011, our Board approved a 25 to 1 forward stock split which resulted in 25,000,000 shares issued and outstanding. In connection with the Merger, the Company issued (i) 19,552,128 shares of common stock in exchange for the issued and outstanding shares of common stock of SBSI and (ii) 7,462,848 shares upon the conversion of the Debentures. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our common stock and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the shares of our common stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our common stock, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our common stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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Preferred Stock

Our Board of Directors is authorized to issue 10,000,000 shares of common stock, par value $0.001 per share, of preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation, the Board of Directors being expressly vested with authority to adopt any such resolution or resolutions.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally. There are currently no shares of Preferred Stock issued and outstanding.

Stock Options/SAR Grants

We do not currently have any long-term compensation plans or stock option plans. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs, have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors.

We intend to establish a stock option plan for our employees, directors and consultants. It is expected that a minimum of 6,447,872 shares will be reserved under the plan and issued in the near future.

Lock-Up

All shares of common stock held by our executive officers, directors, 10% stockholders are subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders and their transferees. These lock-up provisions provide, in general, that their shares may not, directly or indirectly, be offered, sold, offered for sale, contracted for sale, hedged or otherwise transferred or disposed of for a period of 12 months following the effective date of the Merger. Following the term of the lock-up, for a period of twelve more months, the shares will be subject to volume limitations in trading.

Transfer Agent

The transfer agent for the Company’s common stock is Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson NV 89014

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company’s common stock is currently listed on the OTC Bulletin Board under the symbol “MOJO”. To date, there has been no trading in the Company’s common stock.

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

The foregoing summary is necessarily subject to the complete text of the statute, and Certificate of Incorporation referred to above and is qualified in its entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

The information provided in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

There have been no other sales by MOJO of unregistered equity securities since the beginning of our 2009 fiscal year.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Merger on May 13, 2011, Ivona Janieszewski resigned as Chief Executive Officer of the Company and simultaneously therewith Peter Scalise III was appointed Chairman and Chief Executive Officer and (ii) Scott Ferrari was appointed President and Chief Operating Officer of our company.

Also upon the closing of the Merger on May 13, 2011, Ivona Janieszewski, the sole director of the Company, appointed Peter Scalise, Richard Hall, Neil Rosenberg, Duncan Weir and Scott Ferrari to our board of directors and submitted her resignation from the board of directors.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Following the consummation of the Merger describer in Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited Financial Statements of SBSI.

(b) Pro forma financial information.

Pro forma financial statements

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(d) Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Specialty Beverage and Supplement, Inc., SBSI Acquisition Corp. and Mojo Shopping, Inc., dated May 13, 2011
3.1	Certificate of Incorporation of Mojo Shopping, Inc., (incorporated by reference to Exhibit 3.1 to Mojo Shopping, Inc.'s Registration Statement on Form SB-2 filed on December 19, 2007)
3.2	Bylaws of Mojo Shopping, Inc., (incorporated by reference to Exhibit 3.2 to Mojo Shopping, Inc.'s Registration Statement on Form SB-2 filed on December 19, 2007)
3.3	Amendment to Certificate of Incorporation of Mojo Ventures, Inc. (incorporated by reference to Exhibit 3.1 to Mojo Venture’s Current Report on Form 8-K filed on May 4, 2011)
3.4	Articles of Merger, dated May 13, 2011
4.1	Form of 9% Convertible Subordinated Debenture
4.2	Form of Lock-Up Agreement and schedule
10.1	Employment Agreement dated March 15, 2011, between Specialty Beverage and Supplement, Inc. and Peter Scalise
10.2	Employment Agreement dated March 15, 2011, Specialty Beverage and Supplement, Inc. and Scott Ferrari
10.3	Employment Agreement dated March 15, 2011, Specialty Beverage and Supplement, Inc. and Duncan Weir
10.4	Employment Agreement dated June 15, 2010, Specialty Beverage and Supplement, Inc. and Richard Hall
10.5	Lease, made as of September 2, 2010, between Specialty Beverage and Supplement, Inc. and Robert Birnbaum
10.6	Form of Securities Purchase Agreement
10.7	National Broker Agreement, dated August 16, 2010 with Select Sales and Marketing Group
10.8	15% Promissory Note dated January 1, 2010 with Peter Scalise
10.9	15% Promissory Note dated December 31, 2010 with Peter Scalise
10.10	10% Promissory Note dated January 1, 2010 with Scott Ferrari
10.11	10% Promissory Note dated December 31, 2010 with Scott Ferrari
10.12	Agreement of Sale dated March 15, 2011 among Duncan Weir, Graphic Gorilla LLC and Specialty Beverage and Supplement, Inc.
10.13	Form of Distribution Agreement
10.14	Membership Interest Purchase Agreement, dated May 13, 2011 between Ivona Janieszewski and Mojo Ventures, Inc.
99.1	Balance sheets of Specialty Beverage and Supplement, Inc. as of December 31, 2010 and 2009 and the related statements of operations, statements of shareholder’s deficit and cash flows for the years ended December 31, 2010 and 2009
99.2	Pro forma financial information for December 31, 2010
99.3	Balance sheets of Specialty Beverage and Supplement, Inc. as of March 31, 2011 and 2010 and the related statements of operations, statements of shareholder’s deficit and cash flows for the three months ended March 31, 2011 and 2010
99.4	Pro Forma financial information for March 31, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mojo Ventures, Inc.

By: /s/ Peter Scalise III

Peter Scalise III

Chief Executive Officer

Date: May 18, 2011

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